UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2009

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri	63017
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) The Compensation Committee of the Board of Directors of SAVVIS, Inc. (the “Company”) has adopted payout targets and methodology for its 2009 Incentive Plan for Mr. Paul Goetz, its Senior Vice President – Americas Sales (the “Plan”). The Plan is adopted pursuant to the Company’s 2003 Amended and Restated Incentive Compensation Plan. Mr. Goetz’s awards under the Plan will be based on the achievement of U.S. revenue and Adjusted EBITDA targets as set forth in the Plan. Pursuant to the terms of the Plan, Mr. Goetz will receive his award, if any, relating to the achievement of Adjusted EBITDA targets in common stock. The Company feels that this may better align the interests of Mr. Goetz with the interests of the Company’s stockholders than historical practices. The Compensation Committee retains full discretion with respect to certain payments under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: May 6, 2009	By:	/s/ Eugene V. DeFelice
	Name:	Eugene V. DeFelice
	Title:	Senior Vice President, General Counsel and Secretary

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